Aflac Incorporated Form 8-K

EXHIBIT 99.1

Aflac Incorporated Announces Inaugural Funding for Aflac Life Insurance Japan Ltd.
in a Private Placement of ¥30 Billion of Perpetual Bonds

COLUMBUS, Georgia - April 12, 2019 - Aflac Incorporated (NYSE: AFL) announced today that its subsidiary, Aflac Life Insurance Japan Ltd. (“Aflac Japan”), has priced ¥30 billion (par value) in yen-denominated perpetual subordinated bonds (the “Bonds”). The Bonds will bear interest at a fixed rate of 0.963% per annum and then at six-month Euro Yen LIBOR plus an applicable spread on and after the day immediately following April 18, 2024. The Bonds will be callable on each interest payment date on and after April 18, 2024. Aflac Japan anticipates using the net proceeds of the offering for general corporate purposes.
The notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the Bonds or any other securities, nor shall there be any sale of the Bonds or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offers of the Bonds will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Aflac Incorporated
Aflac Incorporated (NYSE: AFL) is a Fortune 500 company, helping provide protection to more than 50 million people through its subsidiaries in Japan and the U.S., where it is a leading supplemental insurer by paying cash fast when policyholders get sick or injured. For more than six decades, insurance policies of Aflac Incorporated's subsidiaries have given policyholders the opportunity to focus on recovery, not financial stress. Aflac Life Insurance Japan is the leading provider of medical and cancer insurance in Japan where it insures 1 in 4 households. Through its trailblazing One Day PaySM initiative in the United States, for eligible claims, Aflac can process, approve and electronically send funds to claimants for quick access to cash in just one business day. For 13 consecutive years, Aflac has been recognized by Ethisphere as one of the World's Most Ethical Companies. In 2018, Fortune magazine recognized Aflac as one of the 100 Best Companies to Work for in America for the 20th consecutive year and in 2019 Fortune included Aflac on its list of World's Most Admired Companies for the 18th time. To find out more about One Day PaySM and learn how to get help with expenses health insurance doesn't cover, get to know us at aflac.com or aflac.com/espanol.

Aflac herein means American Family Life Assurance Company of Columbus and American Family Life Assurance Company of New York.

Forward-looking Information
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. The company desires to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as "expect," "anticipate," "believe," "goal," "objective," "may," "should," "estimate," "intends," "projects," "will," "assumes," "potential," "target," "outlook" or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements: difficult conditions in global capital markets and the economy; exposure to significant interest rate risk; concentration of business in Japan; foreign currency fluctuations in the yen/dollar exchange rate; operation of the former Japan branch as a legal subsidiary; limited availability of acceptable yen-denominated investments; deviations in actual experience from pricing and reserving assumptions; ability to continue to develop and implement improvements in information technology systems; governmental actions for the purpose of stabilizing the financial markets; interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems; ongoing changes in the Company's industry; failure to comply with restrictions on patient privacy and information security; extensive regulation and changes in law or regulation by governmental authorities; changes in tax rates applicable to the company; defaults and credit downgrades of investments; ability to attract and retain qualified sales associates, brokers, employees, and distribution partners; decline in creditworthiness of other financial institutions; subsidiaries' ability to pay dividends to Aflac Incorporated; decreases in the Company's financial strength or debt ratings; inherent limitations to risk management policies and procedures; concentration of the Company's investments in any particular single-issuer or sector; differing judgments applied to investment valuations; ability to effectively manage key executive succession; significant valuation judgments in determination of amount of impairments taken on the Company's investments; catastrophic events including, but not necessarily limited to, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, terrorism or other acts of violence, and damage incidental to such events; changes in U.S. and/or Japanese accounting standards; loss of consumer trust resulting from events external to the Company's operations; increased expenses and reduced profitability resulting from changes in assumptions for pension and other postretirement benefit plans; level and outcome of litigation; and failure of internal controls or corporate governance policies and procedures.

Analyst and investor contact - David A. Young, 706.596.3264 or 800.235.2667; FAX: 706.324.6330 or dyoung@aflac.com

Media contact - Catherine Blades, 706.596.3014; FAX: 706.320.2288 or cblades@aflac.com